Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of V2X, Inc. of our reports dated February 26, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of V2X, Inc., incorporated by reference in the Annual Report on Form 10-K of V2X, Inc. for the year ended December 31, 2025 and the Registration Statement on Form S-3 and related Prospectus of V2X, Inc.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

McLean, VA

November 2, 2026

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